UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 6, 2023

 CHEWY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard , Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)
(786) 320-7111
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On December 6, 2023, Chewy, Inc. (the “Company”) announced its financial results for the third quarter of fiscal year 2023 ended October 29, 2023, by issuing a Letter to Shareholders (the “Letter”) and a press release. The Company previously announced that it would be holding a conference call on December 6, 2023, at 5 p.m. Eastern Time to discuss its financial results for the third quarter of fiscal year 2023 ended October 29, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. A copy of the Letter is furnished as Exhibit 99.3 to this Current Report and is incorporated by reference herein.

The information included in Item 2.02, including Exhibits 99.1 and 99.3, of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Stacy Bowman, the Company’s Chief Accounting Officer, had been appointed interim Chief Financial Officer (the “CFO”) while the Company continued its previously announced search for a permanent CFO. On December 4, 2023, the Board of Directors of the Company (the “Board”) approved the appointment of David Reeder as the Company’s CFO and principal financial officer, effective as of the date of Mr. Reeder’s employment with the Company, which is expected to be on February 14, 2024 (the “CFO Employment Date”). Also, on December 4, 2023, the Board removed Ms. Bowman as the interim CFO and principal financial officer, effective as of the CFO Employment Date. Ms. Bowman’s removal was not a result of any disagreement with the Company on any matter related to its operations, policies, practices, financial disclosures, or accounting matters. Ms. Bowman will continue to serve as the Company’s Chief Accounting Officer and principal accounting officer.

Mr. Reeder, age 48, currently serves as Chief Financial Officer of GlobalFoundries, Inc. since 2020 and previously served as Chief Executive Officer (“CEO”) of Tower Hill Insurance Group from 2017 to 2020 and as President and CEO of Lexmark International Inc. from 2017 to 2020. Mr. Reeder has also served as Chief Financial Officer at Electronics for Imaging, Inc. and has held executive roles at Cisco Systems, Inc., Broadcom Inc., and Texas Instruments Incorporated. Mr. Reeder is currently a member of the board of directors of Alphawave IP Group plc, and was previously a member of the board of directors of The National Action Council for Minorities in Engineering, Inc. and Milacron Holdings Corp. Mr. Reeder’s appointment as the Company’s CFO was not pursuant to any arrangement or understanding between him and any other person. There are no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

In connection with his appointment, the Company and Mr. Reeder have entered into an offer letter (the “Offer Letter”) providing the following compensation terms: (i) an annual base salary of $600,000; (ii) eligibility to receive a one-time new hire equity grant with a value of $16,843,750 as of the grant date (subject to the Board’s approval following the CFO Employment Date), which will be granted in restricted stock units of the Company (“RSUs”) (calculated by dividing $16,843,750 by the average of the closing price of the Company’s stock of all trading days within the month of the CFO Employment Date) that will vest (a) 44.9% on the first anniversary of the vesting commencement date, (b) 44.1% on the second anniversary of the vesting commencement date, (c) 7.4% on the third anniversary of the vesting commencement date, and (d) 3.6% on the fourth anniversary of the vesting commencement date; (iii) eligibility to participate in the Company’s Annual Short-Term Incentive Plan, beginning in 2024 with a target bonus equal to 100% of eligible earnings; (iv) eligibility to receive an annual equity grant (with such 2024 annual equity grant subject to the Board’s approval following the CFO Employment Date) with an award value of 1,650% of Mr. Reeder’s annual base salary at the time of grant, granted (a) 50% in RSUs that will vest at a rate of 25% on the first anniversary of the vesting commencement date, and 12.5% every six months thereafter, and (b) 50% in performance-based RSUs that will be subject to vesting at the end of a three-year period of employment, which vesting period is inclusive of a one fiscal year Company performance-based measurement period, where Mr. Reeder will be eligible to receive between 0% and 200% of the target number of performance-based RSUs depending on the extent to which the performance-based vesting conditions are satisfied during the performance-based measurement period; (v) eligibility for unlimited paid time off subject to the needs of the Company; and (vi) eligibility to participate in the Company’s benefit programs, including medical, dental, and vision coverage. The RSUs and performance-based RSUs described above will be subject to the Board’s approval and to the terms and conditions of award agreements that are substantially consistent with the award agreements issued to other executive officers of the Company.

The description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for fiscal year ending January 28, 2024.

Item 7.01 Regulation FD Disclosure.

On December 6, 2023, the Company issued a press release announcing the appointment of Mr. Reeder as the Company’s CFO. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.2, of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Announcing Financial Results dated December 6, 2023
99.2	Press Release Announcing Appointment of Chief Financial Officer dated December 6, 2023
99.3	Letter to Shareholders dated December 6, 2023
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date:	December 6, 2023	By:	/s/ Stacy Bowman
Stacy Bowman
Interim Chief Financial Officer and Chief Accounting Officer